Exhibit 5.1

26 August 2015

To:	Board of Directors

Accenture plc

1 Grand Canal Square

Grand Canal Harbour

Dublin 2

Re:	Accenture plc Registration Statement on Form S-3

Ladies and Gentlemen,

1.	Basis of Opinion

1.1

We are acting as Irish counsel to Accenture plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2 (the “Company”), in connection with the filing of a post-effective amendment to a registration statement on Form S-3 originally filed on 25 April 2013 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”) on or around the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of Class A ordinary shares with nominal value US$0.0000225 of the Company (the “Shares”) that may be delivered upon the redemption of a corresponding number of ordinary shares of Accenture Holdings plc, a public limited company incorporated and organised under the laws of Ireland (“Holdings”), pursuant to a Share Exchange Agreement between the Company and Holdings to be entered into on or about the date hereof (the “Share Exchange Agreement”), which Share Exchange Agreement is in substitution for and replacement of a share exchange agreement between the Company and Accenture SCA entered into by the Company on 1 September 2009.

1.2

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Documents (as defined in the Schedule); and

(c)	the searches listed at paragraph 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Share Exchange Agreement other than the Documents.

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Documents.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on or about the date hereof:

(a)

on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgements Office of the High Court of Ireland; and

(c)	in the Central Office of the High Court of Dublin for any proceedings or petitions filed.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares.

2.2

When the Shares have been issued and paid for pursuant to and in accordance with the terms and conditions referred to or summarized in the applicable resolutions and the Share Exchange Agreement, the Shares will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

The Registration Statement and the Share Exchange Agreement

3.1	that the issuance of Shares by the Company will be in accordance with the provisions of the Share Exchange Agreement;

3.2	that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.3

that the Company has determined at a general meeting of shareholders in accordance with Section 109 of the Irish Companies Act 2014 the re-issue price of any of the Shares which constitute treasury shares;

Authenticity and bona fides

3.4

the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.5

where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.6

that the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.7

that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.8

that the Amended and Restated Memorandum and Articles of Association of the Company amended on 9 February 2012 are the current memorandum and articles of association of the Company, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than the those set out in the Amended and Restated Memorandum and Articles of Association of the Company;

Accuracy of searches and warranties

3.9

the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Irish Registrar of Companies do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.10	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents; and

Commercial Benefit

3.11

that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Arthur Cox

ARTHUR COX

SCHEDULE

Documents

1.	A copy of the form of the Registration Statement to be filed by the Company with the SEC;

2.	A copy of the Share Exchange Agreement;

3.

A copy of the G1 filing with the Irish Registrar of Companies in respect of the resolution of the shareholders of the Company on 9 February 2012 amending the Memorandum and Articles of Association of the Company;

4.	A copy of the searches referred to in paragraph 1.5 of this Opinion;

5.	A copy of the Amended and Restated Memorandum and Articles of Association of the Company as amended by resolution of the shareholders of the Company on 9 February 2012;

6.	A copy of the Certificate of Incorporation of the Company dated and executed 10 June 2009;

7.	Letter of Status from the Irish Registrar of Companies dated 26 August 2015; and

8.

A copy of the Accenture Holdings plc Amended and Restated Memorandum and Articles of Association (as amended by resolution of the shareholders of Accenture Holdings plc dated 10 July 2015) effective 26 August 2015, and Deed Poll, dated 26 August 2015.

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